SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2007

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, MD 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the previously disclosed merger on April 3, 2007 of SPG-FCM Acquisition, Inc., a subsidiary of SPG-FCM Ventures, LLC, a joint venture between an entity owned by Simon Property Group, Inc. and funds managed by Farallon Capital Management, L.L.C., with and into The Mills Corporation (the “Company”), on April 19, 2007, the Company informed David A. Schneeman, the Company’s Senior Vice President and Chief Accounting Officer, that his employment with the Company will cease effective May 4, 2007. As a result, pursuant to arrangements between Mr. Schneeman and the Company, Mr. Schneeman is entitled to receive severance and other benefits in the aggregate amount of approximately $473,000 plus a pro-rated bonus award of approximately $30,000. Mr. Schneeman’s receipt of such amounts is contingent upon his execution of a Release of Claims for the benefit of the Company discharging the Company, its subsidiaries, affiliates, directors, officers, employees, shareholders and agents from any and all claims specified therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer and President

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer and President

Date: April 25, 2007

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